SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2002

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                         B2B Internet HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    333-96063
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)




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Item 5. Other Events

          On July 30, 2002 Scient Inc. was delisted from trading on the Nasdaq National Market System. As set forth in the prospectus, because Scient Inc. was not listed for trading on another U.S. national securities exchange within five business days from the date of delisting, the shares of Scient Inc. included in B2B Internet HOLDRS were distributed at a rate of 0.0031 shares of Scient Inc. per B2B Internet HOLDR. As a result, Scient Inc. is no longer represented in B2B Internet HOLDRS.

          Commerce One Inc. announced a 1-for-10 reverse stock split on its common stock payable to shareholders of record as of September 17, 2002. As of September 20, 2002, the share amount of Commerce One Inc. represented by a round lot of 100 B2B Internet HOLDRS is 1.2.

          Verticalnet Inc. announced a 1-for-10 reverse stock split on its common stock payable to shareholders of record as of July 15, 2002. As of July 18, 2002, the share amount of Verticalnet Inc. represented by a round lot of 100 B2B Internet HOLDRS is 0.6.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          99.1 B2B Internet HOLDRS Trust Prospectus Supplement dated September 30, 2002 to Prospectus dated March 12, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED


Date:  October 31, 2002                 By:  /s/ MITCHELL M. COX
                                            -------------------------------
                                                 Name: Mitchell M. Cox
                                                 Title: Attorney-in-Fact



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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) B2B Internet HOLDRS Trust Prospectus Supplement dated September 30, 2002 to Prospectus dated March 12, 2002.


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